UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

August 20, 2026

Date of Report

(Date of earliest event reported)

Jefferson Capital, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-42718 (Commission File Number)	33-1923926 (I.R.S. Employer Identification No.)
	600 SOUTH HIGHWAY 169, SUITE 1575, MINNEAPOLIS, Minnesota 55426 (Address of principal executive offices)	55426 (Zip Code)

Registrant’s telephone number, including area code: (320) 229-8505

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common stock, $0.0001 par value per share	JCAP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 20, 2026, Jefferson Capital Holdings, LLC (the “Issuer”), an indirect wholly-owned subsidiary of Jefferson Capital, Inc. (the “Company”) issued $100 million aggregate principal amount of 8.250% Senior Notes due 2030 (the “Add-On Notes”), pursuant to an indenture, dated as of May 2, 2025 (the “Existing Indenture”), among the Issuer, the guarantors thereto and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as further supplemented by the first supplemental indenture, dated August 20, 2026 (the “Supplemental Indenture” and, together with the Existing Indenture, the “Indenture”), among the Issuer, the guarantors thereto and the Trustee. The Notes are guaranteed on an unsecured senior basis by JCAP Funding Intermediate LLC, a Delaware limited liability company (“JCAP Funding”), Canaccede U.S. Holdings LLC, a Delaware limited liability company (“Canaccede”) and CFG Canada Funding Intermediate, LLC, a Delaware limited liability company (“CFG” and, together with JCAP Funding and Canaccede, the “Guarantors”). The Add-On Notes were offered and sold either to persons reasonably believed to be “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) or to persons outside the United States under Regulation S of the Securities Act.

Pursuant to the Indenture, interest on the Add-On Notes will accrue at a rate of 8.250% per annum payable semiannually in arrears on May 15 and November 15, commencing November 15, 2026. The Add-On Notes will mature on May 15, 2030, subject to earlier repurchase or redemption. The Issuer intends to use the net proceeds from this offering (i) to repay a portion of the borrowings currently outstanding under the Issuer’s Revolving Credit Facility and (ii) the remainder, if any, for general corporate purposes. The Issuer may in the future reborrow amounts under the Issuer’s Revolving Credit Facility to, among other things, purchase portfolios, fund acquisitions.

The Issuer may redeem the Add-On Notes, in whole or in part, at any time on or after May 15, 2027 at certain specified redemption prices set forth in the Indenture. In addition, at any time prior to May 15, 2027, the Issuer may redeem the Add-On Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Add-On Notes to be redeemed, plus accrued and unpaid interest, if any, to but not including, the redemption date plus an applicable “make-whole” premium. At any time prior to May 15, 2027, the Issuer may also redeem up to 40.0% of the aggregate principal amount of Add-On Notes issued under the Indenture with net cash proceeds of certain equity offerings at a redemption price equal to 108.250% of the principal amount of the Add-On Notes to be redeemed, plus accrued and unpaid interest, if any, to but not including the redemption date.

The Indenture contains customary events of default, including, among other things, payment default, failure to comply with covenants or agreements contained in the Indenture or the Notes and certain provisions related to bankruptcy events. The Indenture also contains customary negative covenants.

The foregoing description of the Indenture and the Add-On Notes is qualified in its entirety by reference to the Existing Indenture, the form of 8.250% Senior Notes due 2030 and the Supplemental Indenture, which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The information contained in this Current Report on Form 8-K is provided solely for informational purposes and does not constitute an offer of securities for sale or a solicitation of an offer to buy securities. No offer or sale of the Add-On Notes will be made in any jurisdiction in which such offer, solicitation or sale is unlawful. The Add-On Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Forward-Looking Statements

This Current Report on Form 8-K , contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and in the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this Current Report on Form 8-K and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of May 2, 2025, among Jefferson Capital Holdings, LLC, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee(incorporated by reference to Exhibit 4.6 of the Company’s Form 10-K, filed on March 13, 2026).

4.3	Form of 8.250% Senior Notes due 2030 (included in Exhibit 4.1).

4.3	First Supplemental Indenture, dated as of August 20, 2026, among Jefferson Capital Holdings, LLC, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jefferson Capital, Inc.

Date: August 21, 2026
	By:	/s/ Christo Realov
	Name:	Christo Realov
	Title:	Chief Financial Officer

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